June 2, 2000

Hoffmann-La Roche Inc.
340 Kingsland Street
Nutley, New Jersey 07110
Attn:   Mr. Georges Gemayel
Vice President, Specialty
Business Operations

Re: Amendment of Amended and Restated Agreement

Dear Mr. Gemayel:

The purpose of this letter is to amend certain provisions of the Amended and Restated Agreement (the "Agreement") dated October 20, 1999 among Hoffmann-La Roche Inc., F. Hoffmann-La Roche Ltd and Protein Design Labs, Inc. Capitalized terms used in this letter have the meanings given to them in the Agreement. This letter amendment pertains to the manufacture and supply of Daclizumab for clinical and formulation development under Section 3C.1 of the Agreement.

A. Right to Manufacture. Roche and PDL agree that PDL shall have the right to manufacture Daclizumab to provide clinical and development supplies in addition to the supply to be provided by Roche under Section 3C.1. Accordingly:

1. The second paragraph of Section 1.14 is amended to read as follows:

"Roche Know-How shall also include all Daclizumab Know-How which is rightfully held by Roche or its Affiliates as of the Signing Date, or which is developed or acquired by Roche or its Affiliates with the right to license or sublicense during the term of this Amended and Restated Agreement, and which Daclizumab Know-How is reasonably required or useful for manufacturing Daclizumab."

2. Section 2.3 is amended to add a new sentence following the first sentence, which shall read as follows:

"In addition, Roche grants to PDL and to PDL's Affiliates nonexclusive rights to the Roche Know-How, Roche Patents, PDL Know-How, and PDL Patents to the extent reasonably required or useful to make and have made Daclizumab in the Territory for the sole purpose of conducting development and seeking registration of Daclizumab in Autoimmune Indications as contemplated by this Amended and Restated Agreement."

3. The first sentence of Section 3C.1(a) is amended to delete the word "exclusively".

4. Roche will deliver to PDL within thirty (30) days after the date of this letter amendment (or, with respect to item 2 on Exhibit A1, as soon as available) the items listed in Exhibit A1 to this letter

Right to Roll-Over Supplies.

[CONFIDENTIAL TREATMENT REQUESTED]

If the foregoing amendments are acceptable to Roche, please have the enclosed copies of this letter amendment signed and have one fully signed copy returned to me. Thank you.

Sincerely,

PROTEIN DESIGN LABS, INC.

By:  _________________________
Douglas O. Ebersole
Senior Vice President, Legal
and Licensing

The foregoing amendment of the Agreement is hereby accepted and agreed to, effective as of the above date of this letter amendment.

HOFFMANN-LA ROCHE INC.                          F. HOFFMANN-LA ROCHE LTD.

By:                                             By:

Title:                                          Title:

Exhibit A1

[CONFIDENTIAL TREATMENT REQUESTED]

Note: PDL is not initially requesting documents included in the Roche Know-How for the purposes of PDL conducting process development and manufacturing of Daclizumab. If such information later becomes necessary, PDL will notify Roche. Roche shall have no liability to PDL if despite Roche's commercially reasonable efforts, it is unable to locate any such Roche Know-How.

Mr. Georges Gemayel CONFIDENTIAL

June 2, 2000 TREATMENT - EDITED COPIES

CONFIDENTIAL

TREATMENT - EDITED COPIES